    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996.

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            OTTER TAIL POWER COMPANY
             (Exact name of registrant as specified in its charter)

          MINNESOTA                  41-0462685
       (State or other            (I.R.S. Employer
jurisdiction of incorporation    Identification No.)
      or organization)

                            215 South Cascade Street
                                    Box 496
                       Fergus Falls, Minnesota 56538-0496
                                 (218) 739-8200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 A.E. ANDERSON
                            Vice President, Finance
                            215 South Cascade Street
                                    Box 496
                       Fergus Falls, Minnesota 56538-0496
                                 (218) 739-8200

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

              GARY L. TYGESSON                              RICHARD W. ASTLE
            Dorsey & Whitney LLP                            Sidley & Austin
           Pillsbury Center South                              Suite 4300
           220 South Sixth Street                       One First National Plaza
        Minneapolis, Minnesota 55402                    Chicago, Illinois 60603

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS REGISTRANT SHALL DETERMINE BASED ON MARKET CONDITIONS.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Debt Securities...........................    $50,000,000(2)           100%            $50,000,000           $17,242

(1) Estimated in accordance with Rule 457 solely for purposes of computing the registration fee.
(2) Or, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 1996

                                  $50,000,000

                            OTTER TAIL POWER COMPANY

                                DEBT SECURITIES

                               ------------------

    Otter Tail Power Company (the "Company") may offer from time to time up to $50,000,000 aggregate initial offering price of its debt securities, including First Mortgage Bonds and unsecured notes, debentures or other evidences of indebtedness (collectively referred to as "Debt Securities"), in one or more series, at prices and on terms to be determined at the time of sale. The terms of the Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the series designation, the principal amount of the series, the maturity, the provisions for redemption and sinking fund payments and other provisions, together with the terms of offering of such Debt Securities, will be set forth in the supplement accompanying this Prospectus (the "Prospectus Supplement").

    The Company may sell the Debt Securities to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents, any applicable commissions, discounts or allowances and the net proceeds to the Company from such sale.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is                   .

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

    The Company has filed with the Commission a registration statement on Form S-3 with respect to the Debt Securities (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission under the Exchange Act (File No. 0-368) are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

    Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Prospectus Supplement to the extent that a statement contained herein or therein or in any documents subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Prospectus Supplement.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Requests for such copies should be directed to Jay D. Myster, Secretary, Otter Tail Power Company, 215 South Cascade Street, Box 496, Fergus Falls, Minnesota 56538-0496, telephone number: (218) 739-8200.

                                  THE COMPANY

    The Company is an operating public utility engaged in the production, transmission, distribution and sale of electric energy in western Minnesota, eastern North Dakota and northeastern South Dakota. The territory served by the Company's electric utility operations is predominantly agricultural, including a part of the Red River Valley. By customer category, 52.2% of 1995 electric revenues was derived from commercial and industrial customers, 31.9% from residential customers and 15.9% from other sources, including municipalities, farms and power pools.

    The Company, through its subsidiaries, is also engaged in other businesses located in the upper midwest region of the United States which are referred to in this Prospectus as Health Services Operations, Manufacturing Operations and Other Business Operations. Health Services Operations consist of certain businesses acquired beginning in 1993, including a diagnostic medical imaging company, a management company for a number of diagnostic medical imaging companies, and a medical imaging company that sells and services diagnostic medical imaging equipment and associated supplies and accessories. Manufacturing Operations include businesses acquired beginning in 1990 in such areas as metal parts stamping and fabrication, agricultural equipment and plastic pipe extrusion. Other Business Operations include businesses involved in such areas as electrical and telephone construction contracting, radio broadcasting, waste incinerating and telephone/cable television utility. The Company derived approximately 38% of its consolidated operating revenues from these other businesses during 1995, approximately 31% during 1994 and approximately 27% during 1993.

    The Company was incorporated in 1907 under the laws of the State of Minnesota. Its principal executive office is located at 215 South Cascade Street, Box 496, Fergus Falls, Minnesota 56538-0496, telephone number: (218) 739-8200.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the issue and sale of the Debt Securities offered hereby will be used to repay short-term and other indebtedness, to redeem one or more outstanding series of First Mortgage Bonds and/or Cumulative Preferred Shares and for general corporate purposes. See "Construction Program and Financing."

                       CONSTRUCTION PROGRAM AND FINANCING

    The Company is continually expanding, replacing and improving its electric utility facilities. During 1995, the Company invested approximately $28,327,000 for additions to its electric utility properties. Capital expenditures of approximately $4,000,000 were made in Health Services Operations, $4,000,000 in Manufacturing Operations and $2,000,000 in Other Business Operations by Company subsidiaries during 1995.

    Total capital expenditures for the Company and its subsidiaries during the five-year period 1996-2000 are estimated to be approximately $171,000,000. Of this amount, $14,000,000 is for Health Services Operations, $9,000,000 for Manufacturing Operations and $7,000,000 for Other Business Operations. The Company estimates that during the five years 1996 through 2000 it will invest for electric utility construction approximately $141,000,000 (including allowance for funds used during construction). The Company continuously reviews options for increasing its generating capacity, but at this time has no firm plans for additional base load generating plant construction. The majority of electric utility expenditures for the five-year period 1996 through 2000 will be for work related to the Company's transmission and distribution system.

    The Company estimates that funds currently on hand, combined with funds internally generated in the next five years, will be sufficient to meet all sinking fund payments for First Mortgage Bonds and to provide for the majority of its 1996-2000 electric utility construction program expenditures. Additional short-term or long-term financing will be required in the period 1996-2000 in connection with a portion of the Company's estimated capital project expenditures, the maturity of First Mortgage Bonds and a Long-Term Lease Obligation ($21,000,000), in the event the Company decides to refund or retire early any of its presently outstanding debt or Cumulative Preferred Shares or for other corporate purposes.

    The foregoing estimates of capital expenditures and funds internally generated may be subject to substantial changes due to unforeseen factors, such as changed economic conditions, competitive conditions, technological changes, new environmental and other governmental regulations, changed tax laws and rate regulation, and acquisitions by subsidiaries.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                         YEAR ENDED DECEMBER 31,
                                                                          -----------------------------------------------------
                                                                            1991       1992       1993       1994       1995
                                                                          ---------  ---------  ---------  ---------  ---------
Ratios of Earnings to Fixed Charges.....................................       4.38       4.06       3.98       4.23       3.96


                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Ratios of Earnings to Fixed Charges.....................................       4.04       4.10

    For purposes of computing the ratio of earnings to fixed charges: (i) earnings consist of consolidated net income to which has been added total income tax expense and fixed charges; and (ii) fixed charges consist of interest on long-term debt and other interest charges and amortization of debt expense, premium and discount.

                      DESCRIPTION OF FIRST MORTGAGE BONDS

GENERAL

    If the Debt Securities are issued as First Mortgage Bonds, those First Mortgage Bonds will be issued in one or more series under the Company's Indenture of Mortgage dated as of July 1, 1936 to First Trust National Association (formerly named First Trust Company of Saint Paul and First Trust Company, Inc.) (the "corporate Trustee") and Louis S. Headley (James A. Ehrenberg having succeeded as individual Trustee), as Trustees (the "First Mortgage Indenture Trustees"), as supplemented by forty-five supplemental indentures (the "Prior Supplemental Indentures," the twenty-first of which, the "Revised Indenture," revised and restated the provisions of said Indenture of Mortgage as theretofore amended and supplemented), and as proposed to be further supplemented by each new supplemental indenture (a "New Supplemental Indenture") creating a new series of First Mortgage Bonds. Said Indenture of Mortgage, as so supplemented and as so to be supplemented, is herein called the "First Mortgage Indenture." As used herein, the term "New First Mortgage Bonds" refers to any new series of First Mortgage Bonds in respect of which this Prospectus is being delivered.

    The summaries of the First Mortgage Indenture set forth below do not purport to be complete and are subject to the detailed provisions of the First Mortgage Indenture, a copy of which is filed with the Commission as an exhibit to the Registration Statement and is incorporated in this section by reference. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings ascribed to them in the First Mortgage Indenture. Whenever particular provisions or terms defined in the First Mortgage Indenture are referred to in this section, such provisions or definitions are incorporated by reference as part of the statements made in this section, and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the First Mortgage Indenture.

TERMS OF NEW FIRST MORTGAGE BONDS

    Reference is made to the Prospectus Supplement for a description of the following terms and other information with respect to the New First Mortgage
Bonds: (1) the designation and aggregate principal amount of the New First Mortgage Bonds; (2) the date on which the New First Mortgage Bonds will mature;
(3) the rate per annum at which the New First Mortgage Bonds will bear interest and the date from which such interest will accrue; (4) the dates on which such interest will be payable;

and (5) any redemption provisions, sinking fund provisions or other specific terms applicable to the New First Mortgage Bonds. The holders of the outstanding First Mortgage Bonds do not have the right to tender such First Mortgage Bonds to the Company for repurchase upon the Company's becoming involved in a highly leveraged transaction or change of control involving the Company, and the Company does not currently intend to afford the holders of the New First Mortgage Bonds such a right.

    The New First Mortgage Bonds will be issued only in fully registered form, without coupons, in the denominations of $1,000 and any integral multiple thereof. The New First Mortgage Bonds will be exchangeable in the manner provided in the First Mortgage Indenture. No charge will be made by the Company for any exchange or transfer of New First Mortgage Bonds, other than for stamp taxes or other governmental charges, if any, applicable thereto. Principal of and any premium or interest on the New First Mortgage Bonds will be payable at the office of the corporate Trustee in St. Paul, Minnesota, except that interest may, at the option of the Company, be paid by checks or drafts payable to the registered holders of the New First Mortgage Bonds of such series mailed to such holders at their addresses appearing on the registry books of the corporate Trustee. The Company is not required to make transfers or exchanges of New First Mortgage Bonds for a period of 10 days next preceding any interest payment date for the New First Mortgage Bonds or any date for the selection of New First Mortgage Bonds to be redeemed.

SINKING FUND

    The First Mortgage Indenture establishes a sinking fund into which the Company will deposit with the corporate Trustee on December 1 in each of the years that the New First Mortgage Bonds will be outstanding (commencing with the December 1 in the calendar year following the calendar year in which the New First Mortgage Bonds are issued except to the extent, if any, that the New First Mortgage Bonds will be issued to refund First Mortgage Bonds of a prior series) an amount equal to 1% of the greatest aggregate principal amount of the New First Mortgage Bonds at any time theretofore outstanding (after deducting the principal amount of any New First Mortgage Bonds refunded by the issuance of First Mortgage Bonds of another series), to be used not later than the following February 1 for the partial redemption of the New First Mortgage Bonds; provided, however, that such sinking fund requirement may be satisfied in whole or in part by surrendering to the corporate Trustee for cancellation the New First Mortgage Bonds reacquired by the Company at the amount which would have been required to effect on the following February 1 the redemption through the sinking fund of the New First Mortgage Bonds so delivered. Similar sinking funds have been established with respect to all series of First Mortgage Bonds now outstanding. (Section 8 of the Thirty-first, Forty-second and Forty-fourth Supplemental Indentures; Section 17 of the Thirty-ninth Supplemental Indenture; and Sections 8 and 17 of the Forty-third and Forty-fifth Supplemental Indentures.)

DEPRECIATION REQUIREMENT

    The First Mortgage Indenture establishes a depreciation requirement equivalent to 2.5% per annum of the average amount of depreciable fundable property for the period for which the requirement is calculated. Provision is made for the deposit each year with the corporate Trustee of cash equal to the excess of (i) the depreciation requirement for the preceding year over (ii) the aggregate of amounts expended for fundable property during the preceding year limited, however, to the cost of fundable property retired during such preceding year. In lieu of depositing cash, the Company may elect to utilize net fundable property not theretofore utilized for any purpose of the First Mortgage Indenture. The Company is entitled to satisfy its depreciation requirement for any year by the application of any depreciation credit remaining from prior years. Cash deposited on account of the depreciation requirement for any year may be withdrawn against net fundable property or against a depreciation credit arising within three years after the deposit. Cash not so withdrawn may be applied by the Company to reimburse the Company for its cost in acquiring First Mortgage Bonds (but not in an amount exceeding the principal of and premium, if any, payable upon the voluntary redemption of such First Mortgage Bonds) or may be applied, and under certain circumstances must be set aside by the corporate Trustee to be applied, to the payment of the principal of First Mortgage Bonds either at maturity or upon redemption (if and to the extent then subject to redemption). (Sections 2.01(34), 6.02, 6.05, 9.03, 11.01 and 11.02 of
the First Mortgage Indenture.)

SECURITY AND PRIORITY

    The First Mortgage Indenture constitutes, in the opinion of Dorsey & Whitney LLP, counsel for the Company, a direct first mortgage lien upon substantially all of the physical property, franchises and leases of the Company subject only to permitted encumbrances. The First Mortgage Indenture contains provisions subjecting to the lien thereof physical property, franchises and leases which the Company may subsequently acquire, subject, however, to permitted encumbrances and to liens existing or placed upon such property at the time of acquisition thereof by the Company. The First Mortgage Indenture obligates the Company not to create prior or parity liens or permit such liens to exist, except for permitted encumbrances, liens existing at date of acquisition on property acquired and purchase money mortgages created by the Company. (Granting Clauses of the First Mortgage Indenture; Sections 2.01(29) and 8.05 of the Revised Indenture.)

    The New First Mortgage Bonds will rank equally and ratably (except as to any sinking fund which may be established for the exclusive benefit of one or more particular series of First Mortgage Bonds) with all First Mortgage Bonds regardless of series at any time issued or outstanding under the First Mortgage Indenture.

ISSUANCE OF THE NEW FIRST MORTGAGE BONDS AND OF ADDITIONAL FIRST MORTGAGE BONDS

    Additional First Mortgage Bonds (including the New First Mortgage Bonds) may be issued under the First Mortgage Indenture in principal amounts limited only as follows:

        (1) not to exceed 60% of the cost or fair value, whichever is less, of net fundable property certified to the corporate Trustee as having been constructed or otherwise acquired after December 31, 1957 and not otherwise utilized for any purpose of the First Mortgage Indenture;

        (2) not to exceed the amount of cash deposited with the corporate Trustee for such purpose; or

        (3) not to exceed the principal amount of First Mortgage Bonds previously issued under the First Mortgage Indenture which have been retired or are then being retired and which have not theretofore been utilized for any purpose of the First Mortgage Indenture or are not otherwise disqualified for such use;

provided, however, that, unless such additional First Mortgage Bonds are being issued against other First Mortgage Bonds (retired or being retired), the Company's net operating earnings (after deducting the depreciation requirement) for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month in which the application for the authentication and delivery of the First Mortgage Bonds is made shall have been at least equal to two times the annual interest charges upon all First Mortgage Bonds then to be outstanding and indebtedness of the Company, if any, secured by a lien prior to or on a parity with the lien of the First Mortgage Indenture. Such net operating earnings consist basically of the Company's operating income before income taxes. As of December 31, 1995, net operating earnings were 3.96 times such interest charges, and after the sale of the New First Mortgage Bonds (assuming an 8% interest rate), would be 3.14 times such interest charges. (Section 2.01(33) and Article VI of the Revised Indenture.)

    The New First Mortgage Bonds will be issued under item (1) or (3) above. As of December 31, 1995, the Company had certified under the First Mortgage Indenture net fundable property in excess of $30,000,000, which is available for the issuance of First Mortgage Bonds under item (1) above (entitling the Company to issue at least $19,000,000 principal amount of additional First Mortgage Bonds on the basis of net fundable property). As of December 31, 1995, the Company also was entitled to issue in excess of $100,000,000 principal amount of First Mortgage Bonds on the basis of First Mortgage Bonds theretofore retired, as described under item (3) above.

WITHDRAWAL OF CERTAIN CASH

    Cash deposited with the corporate Trustee as the basis for the issuance of additional First Mortgage Bonds may be withdrawn by the Company in the amount of 60% of the lesser of the cost or fair value of net fundable property not theretofore utilized for any purpose under the First Mortgage Indenture. Other cash held under the First Mortgage Indenture may be withdrawn by the Company in the amount of 100% of the lesser of the cost or fair value of net fundable property not theretofore utilized for any purpose under the First Mortgage Indenture. (Sections 6.05 and 11.01 of the First Mortgage Indenture.)

DIVIDEND COVENANT

    The Company will covenant in each New Supplemental Indenture that so long as any of the New First Mortgage Bonds issued thereunder remain outstanding, the Company will not declare or pay dividends on its Common Shares (other than dividends payable in Common Shares) or make any other distribution in respect of its Common Shares unless, after giving effect thereto, the sum of all such dividends and distributions subsequent to December 31, 1976 will not exceed $8,000,000 plus the Company's net income available for Common Shares accrued after that date. Each New Supplemental Indenture will further provide that in computing such net income there shall be deducted, as an additional depreciation charge, for each year after 1976, the amount, if any, by which the First Mortgage Indenture depreciation requirement exceeds the depreciation charges against such net income actually made by the Company on account of its depreciable fundable property. The same or a less restrictive covenant applies to all of the currently outstanding series of First Mortgage Bonds. Under the most restrictive of these covenants, $9,686,000 of retained earnings of the Company at December 31, 1995 were not available for dividends or other distributions on the Common Shares. (Section 9 of the Thirty-first, Forty-second and Forty-fourth Supplemental Indentures; Section 18 of the Thirty-ninth Supplemental Indenture; and Sections 9 and 18 of the Forty-third and Forty-fifth Supplemental Indentures.)

MODIFICATION OF THE FIRST MORTGAGE INDENTURE

    In general, modifications or alterations of the First Mortgage Indenture and of the rights or obligations of the Company and of the Bondholders may, with the approval of the Company, be made at Bondholders' meetings upon the affirmative vote of 75% of the Bondholders entitled to vote thereat with respect to matters involved. Provisions relating to such modifications or alterations are subject to certain conditions designed to safeguard the position of the Bondholders and the First Mortgage Indenture Trustees with respect to certain matters of basic importance, including payment of principal of and any premium and interest on the First Mortgage Bonds and creation of liens ranking prior to or on a parity with the lien of the First Mortgage Indenture. (Article XII of the First Mortgage Indenture.)

DEFAULT PROVISIONS

    The First Mortgage Indenture provides that the following constitute "events of default": (a) default in the payment of interest on any First Mortgage Bond for 60 days; or (b) default in the payment of principal of any First Mortgage Bond; or (c) default in the due performance or observance of any other covenant or condition for 60 days after written notice thereof; or (d) institution of bankruptcy, insolvency or similar proceedings. The First Mortgage Indenture Trustees are required to give notice to the Bondholders of all defaults known to the First Mortgage Indenture Trustees unless such defaults have been cured before the giving of such notice or unless (except in the case of a default in the payment of principal of or any premium or interest on any of the First Mortgage Bonds, or in the payment of moneys into any sinking fund for the First Mortgage Bonds) the First Mortgage Indenture Trustees, in good faith, determine that withholding of such notice is in the interests of the Bondholders. In case of an event of default, the First Mortgage Indenture Trustees may, and upon the request of the holders of at least 25% of the aggregate principal amount of the First Mortgage Bonds then outstanding shall, declare the principal of all First Mortgage Bonds then outstanding to be due and payable and, subject to the rights of the First Mortgage Indenture Trustees to receive adequate indemnification, take all needful steps for the protection of the holders of such First Mortgage Bonds upon the conditions and with the effect provided in the First Mortgage Indenture. Compliance with certain provisions of the First Mortgage Indenture is required to be evidenced by various certificates filed by the Company with the corporate Trustee; however, no periodic evidence is required to be furnished as to the absence of events of default. (Article VIII and Sections 13.01, 13.02, 13.04 and 15.02 of the First Mortgage Indenture.)

CONCERNING THE FIRST MORTGAGE INDENTURE TRUSTEES

    First Trust National Association is corporate Trustee and James A. Ehrenberg, an officer of the corporate Trustee, is individual Trustee under the First Mortgage Indenture. The First Mortgage Indenture provides that the holders of a majority in principal amount of the First Mortgage Bonds outstanding may direct the First Mortgage Indenture Trustees to take action under the First Mortgage Indenture, but under certain circumstances the First Mortgage Indenture Trustees may decline to follow such direction or to exercise certain of their powers. Moreover, the First Mortgage Indenture Trustees are under no obligation to take such action unless furnished with indemnity satisfactory to the corporate Trustee against all expenses and liability. (Section 13.20 of the First Mortgage Indenture.)

    The corporate Trustee acts as agent for participants in the Company's Automatic Dividend Reinvestment and Share Purchase Plan. In the ordinary course of business, affiliates of the corporate Trustee have engaged, and may in the future engage, in commercial banking transactions with the Company and its affiliates.

    The corporate Trustee is also the Debenture Indenture Trustee under the Debenture Indenture (each as defined below). As such, the corporate Trustee would have a conflicting interest for purposes of the Trust Indenture Act if an Event of Default were to occur under the First Mortgage Indenture or the Debenture Indenture. In either such case, the corporate Trustee may be required to eliminate such conflicting interest by resigning as the corporate Trustee or the Debenture Indenture Trustee. There are other instances under the Trust Indenture Act which would require the resignation of the corporate Trustee, such as an affiliate of the corporate Trustee acting as underwriter with respect to any of the Debt Securities.

                           DESCRIPTION OF DEBENTURES

GENERAL

    The Debt Securities may be issued in one or more series under the Indenture (For Unsecured Debt Securities) (the "Debenture Indenture") between the Company and First Trust National Association, as Trustee (the "Debenture Indenture
Trustee"). The Debt Securities issued under the Debenture Indenture (the "Debentures") will be unsecured obligations of the Company and shall not be afforded any protection under the First Mortgage Indenture, pursuant to which various series of First Mortgage Bonds have been, and may hereafter be, issued. The First Mortgage Indenture does not limit the aggregate amount of First Mortgage Bonds that may be issued except as described under "Description of First Mortgage Bonds -- Issuance of the New First Mortgage Bonds and of Additional First Mortgage Bonds." As of June 30, 1996, approximately $125,000,000 of First Mortgage Bonds were outstanding.

    The summaries of the Debenture Indenture set forth below do not purport to be complete and are subject to the detailed provisions of the Debenture Indenture, a copy of which is filed with the Commission as an exhibit to the Registration Statement and is incorporated in this section by reference. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings ascribed to them in the Debenture Indenture. Whenever particular provisions or terms defined in the Debenture Indenture are referred to in this section, such provisions or definitions are incorporated by reference as part of the statements made in this section, and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the Debenture Indenture.

TERMS OF DEBENTURES

    Reference is made to the Prospectus Supplement for a description of the following terms and other information with respect to the series of Debentures in respect of which this Prospectus is being delivered: (1) the title of such series of Debentures; (2) any limit on the aggregate principal amount of such Debentures or the series of which they are a part; (3) the Person or Persons to whom interest on the Debentures of such series shall be payable if other than the Persons in whose names such Debentures are registered; (4) the date or dates on which the principal of any of such Debentures will be payable; (5) the rate or rates (which may be fixed or variable) and/or the method of determination of such rate or rates at which any of such Debentures will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where (i) the principal of or any premium or interest on any of such Debentures will be payable, (ii) registration of transfer of such Debentures may be effected, (iii) exchanges of such Debentures may be effected and (iv) notices and demands to or upon the Company in respect of such Debentures may be served; the Security Registrar for such Debentures and, if such is the case, that the principal of such Debentures shall be payable without presentment or surrender thereof; (7) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of such Debentures may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation or obligations, if any, of the Company to redeem or purchase any of such Debentures pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of such Debentures shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (9) the denominations in which any of such Debentures will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if other than the currency of the United States, the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on any of such Debentures will be payable; (11) if the principal of or any premium or interest on any of such Debentures is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than in which such Debentures are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (12) if the principal of or any premium or interest on such Debentures is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (13) if the amount payable in respect of principal of or any premium or interest on any of such Debentures may be determined with reference to an index or other fact or event ascertainable outside the Debenture Indenture, the manner in which such amounts will be determined; (14) if other than the principal amount thereof, the portion of the principal amount of any of such Debentures which shall be payable upon declaration of acceleration of the Maturity thereof; (15) any addition to the Events of Default applicable to any of such Debentures and any addition to the covenants of the Company for the benefit of the Holders of such Debentures; (16) the terms, if any, pursuant to which such Debentures may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (17) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of such Debentures denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Debentures after the satisfaction and discharge thereof; (18) if such Debentures are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debentures to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debentures; (19) if such Debentures are to be issuable as bearer securities; (20) any limitations on the rights of the Holders of such Debentures to transfer or exchange such Debentures or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of such Debentures, the amount or terms thereof; (21) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debentures; and (22) any other terms of such Debentures of such series, or any Tranche thereof, not inconsistent with the provisions of the Debenture Indenture. (Section 301)

    Debentures may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations applicable to Debentures sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations applicable to any Debentures which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

    Except as may otherwise be described in the Prospectus Supplement, the covenants contained in the Debenture Indenture would not afford Holders of Debentures protection in the event of a highly-leveraged transaction or change of control involving the Company.

FORM, EXCHANGE AND TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, Debentures of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Sections 201 and 302)

    At the option of the Holder, subject to the terms of the Debenture Indenture and the limitations applicable to global securities, Debentures of any series will be exchangeable for other Debentures of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305)

    Subject to the terms of the Debenture Indenture and the limitations applicable to global securities, Debentures may be presented for exchange as provided above for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Unless otherwise indicated, no service charge will be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every Debenture presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Debenture Indenture Trustee or the Security Registrar) be duly endorsed or accompanied by an executed written instrument of transfer in form satisfactory to the Company, the Debenture Indenture Trustee or the Security Registrar. (Section 305) Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debenture will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debentures of each series. The Company may perform all functions of any office or agency. (Section
602)

    The Company shall not be required to execute or register the transfer of or the exchange of any Debenture, or any Tranche thereof, during a period of 15 days preceding the notice to be given identifying the Debentures called for redemption, or any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any such Debenture being redeemed in part. (Section 305)

PAYMENT AND PAYING AGENT

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debenture on any Interest Payment Date will be made to the person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debentures of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Debenture Indenture Trustee in New York, New York will be designated as the Company's sole Paying Agent for payment with respect to Debentures of each series. Any other Paying Agents initially designated by the Company for the Debentures of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debentures of a particular series. (Section 602)

    Any moneys deposited by the Company with the Trustee or any Paying Agent for the payment of the principal of or any premium or interest on any Debenture which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be paid to the Company, and the Holder of such Debenture, as an unsecured general creditor and not as a Holder, thereafter may look only to the Company for payment thereof. (Section 603)

REDEMPTION

    Any terms for the optional or mandatory redemption of Debentures will be set forth in the applicable Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Debentures that are redeemable at the option of the Holder, Debentures will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the date fixed for redemption, and, if less than all the Debentures of a series, or any Tranche thereof, are to be redeemed, the particular Debentures to be redeemed will be selected by the Securities Registrar by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Sections 403 and 404)

    Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and any premium and interest on such Debentures and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Debentures. (Section 404)

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

    Under the terms of the Debenture Indenture, the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of any domestic jurisdiction and shall expressly assume the Company's obligations on the Debentures and under the Debenture Indenture, (ii) immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing and (iii) the Company will have delivered to the Debenture Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Debenture Indenture. (Section 1101)

EVENTS OF DEFAULT

    Each of the following will constitute an Event of Default under the Debenture Indenture with respect to Debentures of any series: (a) failure to pay any interest on any Debentures of such series within 60 days after the same becomes due and payable; (b) failure to pay principal of or premium, if any, on any Debenture of such series within three Business Days after the same becomes due and payable; (c) failure to perform or breach of any other covenant or warranty of the Company in the Debenture Indenture (other than a covenant or warranty of the Company in the Debenture Indenture solely for the benefit of one or more series of Debentures other than such series) for 60 days after written notice to the Company by the Debenture Indenture Trustee, or to the Company and the Debenture Indenture Trustee by the Holders of at least 33% in principal amount of the Debentures of such series Outstanding under the Debenture
Indenture as provided in the Debenture Indenture; (d) certain events of bankruptcy, insolvency or reorganization; and (e) any other Event of Default specified in the applicable Prospectus Supplement with respect to Debentures of a particular series. (Section 801)

    An Event of Default with respect to a series of Debentures may not necessarily constitute an Event of Default with respect to the Debentures of any other series issued under the Debenture Indenture.

    If an Event of Default with respect to any series of Debentures occurs and is continuing, then either the Debenture Indenture Trustee or the Holders of not less than 33% in principal amount of the Outstanding Debentures of such series may declare the principal amount (or if the Debentures of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the applicable Prospectus Supplement) of all of the Debentures of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debentures, the Debenture Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Debentures of any one of such series. (Section 802)

    Subject to the provisions of the Debenture Indenture relating to the duties of the Debenture Indenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any Holder, unless such Holder shall have offered to the Debenture Indenture Trustee reasonable security or indemnity. (Section 903) Subject to such provisions of the indemnification of the Debenture Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debentures of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Indenture Trustee, or exercising any trust or power conferred on the Debenture Indenture Trustee, with respect to the Debentures of that series. (Section 812)

    No Holder of a Debenture of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Debenture Indenture Trustee of a continuing Event of Default with respect to the Debentures of such series,
(ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of such series have made written request to the Debenture Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Indenture Trustee, to institute such proceeding as trustee and (iii) the Debenture Indenture Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debentures of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807) However, such limitations do not apply to a suit instituted by a Holder of a Debenture for the enforcement of payment of the principal of or any premium or interest on such Debenture on or after the applicable due date specified in such Debenture. (Section 808)

    The Company will be required to furnish to the Debenture Indenture Trustee annually, not later than October 1 in each year, a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Debenture Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Debenture Indenture. (Section 606)

RIGHT TO CURE

    At any time after the declaration of acceleration with respect to the Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

        (a) the Company has paid or deposited with the Debenture Indenture Trustee a sum sufficient to pay

           (1) all overdue interest, if any, on all Debentures of such series;

           (2) the principal of and premium, if any, on any Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debentures;

           (3) interest upon overdue interest, if any, at the rate or rates prescribed therefor in such Debentures, to the extent that payment of such interest is lawful; and

           (4) all amounts due to the Debenture Indenture Trustee under the Debenture Indenture; and

        (b) any other Event or Events of Default with respect to the Debentures of such series, other than the non-payment of the principal of the Debentures of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Debenture Indenture. (Section 802)

MODIFICATION AND WAIVER

    Without the consent of any Holder of Debentures, the Company and the Debenture Indenture Trustee may enter into one or more supplemental indentures to the Debenture Indenture for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Debenture Indenture and the Debentures; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of Outstanding Debentures or to surrender any right or power conferred upon the Company by the Debenture Indenture; or (c) to add any additional Events of Default with respect to all or any series of Outstanding Debentures; or (d) to change or eliminate any provision of the Debenture Indenture or to add any new provision to the Debenture Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debentures of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when the consent of the Holders of such series so affected has been obtained or when there is no Debenture of such series remaining Outstanding under the Debenture Indenture; or (e) to provide collateral security for the Debentures; or (f) to establish the form or terms of Debentures of any series as permitted by the Debenture Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a separate or successor

Debenture Indenture Trustee under the Debenture Indenture with respect to the Debentures of one or more series and to add or to change any of the provisions of the Debenture Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Debenture Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Debentures; or (j) to change any place where (1) the principal of and any premium and interest on any Debentures shall be payable, (2) any Debentures may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debentures and the Debenture Indenture may be served; or
(k) to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the Debenture Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debentures of any series in any material respect. (Section 1201)

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of any series may waive compliance by the Company with certain restrictive provisions of the Debenture Indenture. (Section 607) The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may waive any past default under the Debenture Indenture with respect to such series, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Debenture Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debenture of such series affected. (Section 813)

    Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Debenture Indenture in such a way as to require changes to the Debenture Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Debenture Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Debenture Indenture, the Debenture Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Debenture Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201)

    Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Debenture Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debentures Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debentures of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debentures of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debentures of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such supplemental indenture may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debenture (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debenture, (b) reduce the percentage in principal amount of the Outstanding Debentures of any series, or any

Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Debenture Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Debenture of such series or Tranche, or (c) modify certain of the provisions of the Debenture Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debentures of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Debenture Indenture which has expressly been included solely for the benefit of one or more particular series of Debentures or one or more Tranches thereof, or modifies the rights of the Holders of Debentures of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Debenture Indenture of the Holders of the Debentures of any other series or Tranche. (Section 1202)

    The Debenture Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver under the Debenture Indenture as of any date, or whether or not a quorum is present at a meeting of Holders, (i) Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under the Debenture Indenture, or all Outstanding Debentures of each such series and each such Tranche, as the case may be, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding; (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Debenture Indenture; and (iii) the principal amount of a Debenture denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the Dollar equivalent, determined as of such date in the manner prescribed for such Debenture, of the principal amount of such Debenture (or, in the case of a Debenture described in clause (ii) above, of the amount described in such clause). (Section 101)

    If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, direction, waiver or other Act, and for that purpose the Outstanding Debentures shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture. (Section 104)

DEFEASANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, any Debenture, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Debenture Indenture, and, at the Company's election, the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Debenture Indenture Trustee or any Paying Agent (other than the Company), in trust: (a) money in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepaying thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the Debenture Indenture Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and any premium and interest due and to become due on such Debentures or portions thereof. (Section 701) For this purpose, unless otherwise indicated in the applicable Prospectus Supplement, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (Section
101)

    While the Company knows of no legal precedent on point, it is possible that, for federal income tax purposes, any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their securities. In addition, such Holders thereafter would be required to recognize for federal income tax purposes a share of the income, gain or loss of the trust. The amount so required to be recognized could be different from the amount that would be recognized in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of any such deposit.

RESIGNATION OF DEBENTURE INDENTURE TRUSTEE

    The Debenture Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of Debentures then Outstanding delivered to the Debenture Indenture Trustee and the Company. No resignation or removal of the Debenture Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Debenture Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Indenture Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures, if the Company has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Debenture Indenture, the Debenture Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Debenture Indenture. (Section 910)

NOTICES

    Notices to Holders of Debentures will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 106)

TITLE

    The Company, the Debenture Indenture Trustee and any agent of the Company or the Debenture Indenture Trustee may treat the Person in whose name a Debenture is registered as the absolute owner thereof (whether or not such Debenture may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

    The Debenture Indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the law of any other jurisdiction shall be mandatorily applicable. (Section 112)

LIMITATION ON SUITS

    The Debenture Indenture limits a Holder's right to institute any proceeding with respect to the Debenture Indenture, the appointment of a receiver or trustee, or for any other remedy under the Debenture Indenture. (Section 807)

MAINTENANCE OF PROPERTIES

    The Debenture Indenture provides that the Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business. (Section 605)

CONCERNING THE DEBENTURE INDENTURE TRUSTEE

    See "Description of First Mortgage Bonds -- Concerning the First Mortgage Indenture Trustees" for a description of certain relationships between the Debenture Indenture Trustee and the Company.

GLOBAL SECURITIES

    Some or all of the Debentures of any series may be represented, in whole or in part, by one or more global securities (each, a "Global Security") which will have an aggregate principal amount equal to that of the Debentures represented thereby. Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Debenture Indenture.

    As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debentures represented thereby for all purposes under the Debenture Indenture. Except in limited circumstances, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debentures represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debentures in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Debentures represented thereby for any purpose under the Debentures or the Debenture Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee
("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debentures represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. Neither the Company, the Debenture Indenture Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities to or through underwriters or dealers, directly to other purchasers or through agents. The Company may also directly solicit offers to purchase the Debt Securities.

    The Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Debt Securities offered thereby, the proceeds to the Company from the sale of such Debt Securities, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

    If so indicated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Debt Securities offered thereby directly from the Company pursuant to contracts providing for payment and delivery on a future date. Such contracts will be subject only to the conditions set forth in the Prospectus Supplement, which will also set forth the commission payable for solicitation of such contracts.

    Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

    The Company does not intend to apply for the listing of the Debt Securities on any national securities exchange. The Prospectus Supplement will indicate whether any underwriter, dealer or agent intends to make a market in the Debt Securities offered thereby. No assurance can be given as to the liquidity of any trading market in the Debt Securities.

                                 LEGAL OPINIONS

    Legal matters with respect to the Debt Securities will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota, and for any underwriters, dealers, purchasers or agents by Sidley & Austin, Chicago, Illinois. The statements as to matters of law and legal conclusions made under "Description of First Mortgage Bonds -- Security and Priority" are made on the authority of Dorsey & Whitney LLP.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon their authority as experts in accounting and auditing.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2

Incorporation of Certain Documents by
 Reference.....................................           2

The Company....................................           3

Use of Proceeds................................           3

Construction Program and Financing.............           3

Ratios of Earnings to Fixed Charges............           4

Description of First Mortgage Bonds............           4

Description of Debentures......................           8

Plan of Distribution...........................          18

Legal Opinions.................................          18

Experts........................................          18

                                  $50,000,000

                            OTTER TAIL POWER COMPANY

                            ------------------------

                                DEBT SECURITIES
                            ------------------------

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, are:

SEC registration fee.............................................  $  17,242
Minnesota mortgage registration tax..............................     35,000
Mortgage recording fees..........................................      7,500
Legal fees and expenses..........................................     75,000
Printing and engraving expenses..................................     20,000
Accountants' fees and expenses...................................     15,000
Rating agency fees and expenses..................................     17,000
Blue Sky and Legal Investment fees and expenses (including
 legal fees).....................................................      7,500
Trustee's fees and expenses......................................      5,500
Miscellaneous expenses...........................................      5,258
                                                                   ---------
  Total..........................................................  $ 205,000*
                                                                   ---------
                                                                   ---------

- ------------------------
*All fees and expenses, other than the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Minnesota  Statutes  Section  302A.521  contains  detailed  provisions   for
indemnification of directors and officers of domestic or foreign corporations under certain circumstances and subject to certain limitations.

    Article  VIII  of  the  Bylaws  of  the  Company  contains  provisions   for
indemnification of its directors and officers consistent with the provisions of Minnesota Statutes, Section 302A.521.

    Article X of the Company's Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction for which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when said Article X became effective.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

    Reference is  made to  Section  9 of  the  Underwriting Agreement  filed  as
Exhibit 1-A hereto for a description of the indemnification arrangements for this offering.

ITEM 16.  LIST OF EXHIBITS

                 PREVIOUSLY FILED
            ---------------------------
                           AS EXHIBIT
  NUMBER      FILE NO.         NO.       DESCRIPTION
- ----------  ------------  -------------  ------------------------------------------------------------------------
       1-A                               --Form of Underwriting Agreement for First Mortgage Bonds.
       1-B                               --Form of Underwriting Agreement for Debentures.
     4-D-1    2-14209         2-B-1      -- Twenty-First Supplemental Indenture from  the Company to First  Trust
                                           Company of Saint Paul and Russell M. Collins, as Trustees, dated as of
                                           July 1, 1958.
     4-D-2    2-14209         2-B-2      -- Twenty-Second Supplemental Indenture dated as of July 15, 1958.

                 PREVIOUSLY FILED
            ---------------------------
                           AS EXHIBIT
  NUMBER      FILE NO.         NO.       DESCRIPTION
- ----------  ------------  -------------  ------------------------------------------------------------------------
     4-D-3    33-32499        4-D-6      -- Thirty-First Supplemental Indenture dated as of February 1, 1973.
     4-D-4    33-32499        4-D-7      -- Thirty-Second Supplemental Indenture dated as of January 18, 1974.
     4-D-5    2-66914        2-L-13      -- Thirty-Ninth Supplemental Indenture dated as of October 15, 1979.
     4-D-6    33-46070       4-D-11      -- Forty-Second Supplemental Indenture dated as of December 1, 1990.
     4-D-7    33-46070       4-D-12      -- Forty-Third Supplemental Indenture dated as of February 1, 1991.
     4-D-8    33-46070       4-D-13      -- Forty-Fourth Supplemental Indenture dated as of September 1, 1991.
     4-D-9    Form 8-K       4-D-15      -- Forty-Fifth Supplemental Indenture dated as of July 1, 1992.
               dated
              7/24/92
    4-D-10                               --Form of Supplemental Indenture for First Mortgage Bonds.
    4-D-11                               --  Indenture (For Unsecured Debt Securities)  from the Company to First
                                           Trust National Association, as Trustee.
       5-A                               --Opinion and consent of Dorsey & Whitney LLP.
      12-A                               --Calculation of Ratios of Earnings to Fixed Charges.
    23-A-1                               --Consent of Deloitte & Touche LLP.
    23-A-2                               --Consent of Dorsey & Whitney LLP (included in Exhibit 5-A).
      24-A                               --Powers of Attorney.
    25-A-1                               -- Statement of Eligibility and Qualification under the Trust  Indenture
                                           Act  of  1939 on  Form  T-1 of  First  Trust National  Association, as
                                           corporate Trustee under the First Mortgage Indenture.
    25-A-2                               -- Statement of Eligibility and Qualification under the Trust  Indenture
                                           Act  of 1939 on Form T-2 of  James A. Ehrenberg, as individual Trustee under the First Mortgage Indenture.
    25-A-3                               -- Statement of Eligibility and Qualification under the Trust  Indenture
                                           Act  of  1939 on  Form  T-1 of  First  Trust National  Association, as
                                           Trustee under the Indenture (For Unsecured Debt Securities).

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described above under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on August 30, 1996.

                                          OTTER TAIL POWER COMPANY
                                          By /s/_A. E. ANDERSON_________________
                                            A. E. Anderson
                                            Vice President, Finance and
                                          Treasurer

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on August 30, 1996.

                SIGNATURE AND TITLE
- ----------------------------------------------------

John C. MacFarlane
  Chairman, President and Chief
  Executive Officer
  (principal executive officer)
  and Director
A. E. Anderson
  Vice President, Finance
  and Treasurer
  (principal financial officer)                       By /s/A. E. ANDERSON
Jeffrey J. Legge                                      A. E. Anderson
  Controller                                            Pro Se and
  (principal accounting officer)                        Attorney-in-Fact
Thomas M. Brown, Director
Dayle Dietz, Director
Dennis R. Emmen, Director
Maynard D. Helgaas, Director
Arvid R. Liebe, Director
Kenneth L. Nelson, Director
Nathan I. Partain, Director
Robert N. Spolum, Director

                                 EXHIBIT INDEX

                 PREVIOUSLY FILED
            ---------------------------
                           AS EXHIBIT
  NUMBER      FILE NO.         NO.       DESCRIPTION                                                           PAGE
- ----------  ------------  -------------  -----------------------------------------------------------------     -----
       1-A                               -- Form of Underwriting Agreement for First Mortgage Bonds.......
       1-B                               --Form of Underwriting Agreement for Debentures..................
     4-D-1    2-14209         2-B-1      --  Twenty-First Supplemental Indenture from the Company to First
                                           Trust  Company  of  Saint  Paul  and  Russell  M.  Collins,  as
                                           Trustees, dated as of July 1, 1958.............................
     4-D-2    2-14209         2-B-2      --  Twenty-Second  Supplemental Indenture  dated  as of  July 15,
                                           1958...........................................................
     4-D-3    33-32499        4-D-6      -- Thirty-First Supplemental  Indenture dated as  of February  1,
                                           1973...........................................................
     4-D-4    33-32499        4-D-7      --  Thirty-Second Supplemental Indenture dated  as of January 18,
                                           1974...........................................................
     4-D-5    2-66914        2-L-13      -- Thirty-Ninth Supplemental  Indenture dated as  of October  15,
                                           1979...........................................................
     4-D-6    33-46070       4-D-11      --  Forty-Second Supplemental  Indenture dated as  of December 1,
                                           1990...........................................................
     4-D-7    33-46070       4-D-12      -- Forty-Third  Supplemental Indenture  dated as  of February  1,
                                           1991...........................................................
     4-D-8    33-46070       4-D-13      --  Forty-Fourth Supplemental Indenture dated  as of September 1,
                                           1991...........................................................
     4-D-9    Form 8-K       4-D-15      -- Forty-Fifth Supplemental Indenture dated as of July 1, 1992...
               dated
              7/24/92
    4-D-10                               -- Form of Supplemental Indenture for First Mortgage Bonds.......
    4-D-11                               -- Indenture (For Unsecured Debt Securities) from the Company  to
                                           First Trust National Association, as Trustee...................
       5-A                               --Opinion and consent of Dorsey & Whitney LLP....................
      12-A                               --Calculation of Ratios of Earnings to Fixed Charges.............
    23-A-1                               --Consent of Deloitte & Touche LLP...............................
    23-A-2                               -- Consent of Dorsey & Whitney LLP (included in Exhibit 5-A).....
      24-A                               --Powers of Attorney.............................................
    25-A-1                               --  Statement of  Eligibility and  Qualification under  the Trust
                                           Indenture Act  of 1939  on  Form T-1  of First  Trust  National
                                           Association,  as  corporate  Trustee under  the  First Mortgage
                                           Indenture......................................................

                 PREVIOUSLY FILED
            ---------------------------
                           AS EXHIBIT
  NUMBER      FILE NO.         NO.       DESCRIPTION                                                           PAGE
- ----------  ------------  -------------  -----------------------------------------------------------------     -----
    25-A-2                               -- Statement  of Eligibility  and Qualification  under the  Trust
                                           Indenture  Act of  1939 on Form  T-2 of James  A. Ehrenberg, as
                                           individual Trustee under the First Mortgage Indenture..........
    25-A-3                               -- Statement  of Eligibility  and Qualification  under the  Trust
                                           Indenture  Act  of 1939  on Form  T-1  of First  Trust National
                                           Association, as Trustee under the Indenture (For Unsecured Debt
                                           Securities)....................................................